Exhibit 10.3

 Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed. Information that has been omitted from the exhibit are indicated with brackets.

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of January 31, 2025, is entered into between Blum Management Holdings, Inc., a California corporation ("Secured Party"), and [***], a California corporation ("Debtor").

The parties agree as follows:

1.        DEFINITIONS. In addition to the definitions contained in the first paragraph of this Agreement, the following terms as used in this Agreement shall have the following definitions:

1.1      The term "this Agreement" means this Security Agreement and any extensions, supplements, amendments, or modifications to this Security Agreement.

1.2      The term "the Code" means the California Uniform Commercial Code, and any and all terms used in this Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

1.3      The term "Collateral" means the assets of Debtor listed on Exhibit A attached hereto.

1.4      The term "Event of Default" means the occurrence of any one of the events set forth in Section 4 of this Agreement.

1.5      The term "Judicial Officer or Assignee" means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

1.6      The term "Note" means that certain Convertible Secured Promissory Note, of even date herewith, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000), executed by Debtor to the order of Secured Party, and any amendments, restatements and modifications thereof.

1.7      The term "Obligations" means the loan evidenced by the Note, including, without limitation, all principal and interest.

2.        CREATION OF SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations owed by Debtor to Secured Party.

3.        EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by Debtor under this Agreement:

3.1      If Debtor fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations owing to Secured Party or there occurs any Event of Default under the Note or any related documents;

3.2      If any material representation, statement, report, or certificate made or delivered by Debtor, or any of its officers, employees or agents, to Secured Party is not true and correct;

3.3      If all or any of Debtor's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee;

3.4      If Debtor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

4.        SECURED PARTY'S RIGHTS AND REMEDIES

4.1      Upon the occurrence of an Event of Default by Debtor under this Agreement, Secured Party may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Debtor:

(a)    Declare all Obligations immediately due and payable;

(b)    Exercise all rights and remedies of a secured creditor under the Code.

4.2      Secured Party's rights and remedies under this Agreement and all other agreements shall be cumulative. Secured Party shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Secured Party of one right or remedy shall be deemed an election, and no waiver by Secured Party of any default on Debtor's part shall be deemed a continuing waiver. No delay by Secured Party shall constitute a waiver, election or acquiescence by it.

5.        NOTICES. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement shall be in writing and either personally served or sent in accordance with the notice provisions set forth in the Note.

6.        GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement and the provisions hereof are to be construed according to and are governed by the laws of the State of California, without regard to principles of conflicts of laws thereof. Debtor agrees that the California State Court located in the County of Los Angeles, State of California shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Agreement or otherwise relating to the parties' relationship. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, Secured Party shall be entitled to recover all of its costs and expenses relating collection and enforcement of this Agreement (including without limitation, reasonable attorney's fees and disbursements) in addition to any other relief to which Secured Party may be entitled and all costs of collection, including any legal fees associated with this Agreement will be paid by Debtor. Each party agrees that any process or notice to be served or delivered in connection with any action, lawsuit or proceeding brought hereunder may be accomplished in accordance with the notice provisions set forth above or as otherwise provided by applicable law.

DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANYWAY RELATING TO THIS AGREEMENT.

7.        GENERAL PROVISIONS

7.1      This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Agreement or any rights hereunder without Secured Party's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Secured Party shall release Debtor from its Obligations to Secured Party. Secured Party may assign this Agreement and its rights and duties hereunder.

7.2      Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

7.3      Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

7.4      Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

7.5      This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement.

7.6      In the event either party hereto shall institute an action to enforce or interpret any rights hereunder, the prevailing party therein shall be entitled, in addition to any other relief which may be awarded, to reasonable attorneys, fees and litigation expenses.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

[***] By: [***] By: Name: Title: Address: Email:

EXHIBIT A

Description of Collateral

The collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All assets of Debtor, including without limitation, all personal property, and all goods, accounts, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, any commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All of Debtor’s books and records relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

5